MIDWESTONE FINANCIAL GROUP, INC.

POWER OF ATTORNEY
(SECTIONS 13(d) AND 16(a) MATTERS)

 Know all by these present the undersigned hereby
 constitutes and appoints each of Kenneth R. Urmie and
 Charles N. Funk, signing singly, as the undersigned's
 true and lawful attorneys-in-fact to:

(1) execute for and on behalf of the undersigned,
 in the undersigned's capacity as a more than five
 percent (5%) stockholder (if applicable) of MidwestOne
 Financial Group, Inc. (the "Company"), any Schedule 13D
 or Schedule 13G and any amendments thereto in accordance
 with Section 13(d) of the Securities Exchange Act of 1934
 (the "Exchange Act") and the rules thereunder;

(2) execute for and on behalf of the undersigned,
 in the undersigned's capacity as a director, officer
 or stockholder of the Company or a subsidiary of the
 Company, Forms 3, 4 and 5 in accordance with Section
 16(a) of the Exchange Act and the rules thereunder;

(3) do and perform any and all acts for and on behalf
 of the undersigned which may be necessary or desirable
 to complete and execute any such Form 3, 4 or 5 and any
 such Schedule 13D or Schedule 13G and any amendments
 thereto and timely file such form or schedule with
 the United States Securities and Exchange Commission,
the Nasdaq Stock Market, the Company and any stock
 exchange or similar authority; and

(4) take any other action of any type whatsoever
 in connection with the foregoing which, in the opinion
 of such attorney-in-fact, may be of benefit to, in the
 best interest of, or legally required by, the undersigned,
 it being understood that the documents executed by such
attorney-in-fact on behalf of the undersigned pursuant to
 this Power of Attorney shall be in such form and shall
 contain such terms and conditions as such
 attorney-in-fact may approve in such attorney-in-fact's
 discretion.

The undersigned hereby grants to each such attorney-in-fact
 full power and authority to do and perform any and every
 act and thing whatsoever requisite, necessary or proper
 to be done in the exercise of any of the rights and powers
 herein granted, as fully to all intents and purposes as
 the undersigned might or could do if personally present,
 with full power or substitution or revocation, hereby
 ratifying and confirming all that such attorney-in-fact,
 or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power
 of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at the
request of the undersigned, are not assuming, nor is
 the Company assuming, any of the undersigned's
 responsibilities to comply with Section 13(d) or Section
 16 of the Exchange Act.

This Power of Attorney shall remain in full force and
 effect until the undersigned is no longer required to
 file Forms 3, 4 and 5 and Schedule 13D or Schedule 13G
 (including any amendments thereto) with respect to the
 undersigned's holdings of and transactions in securities
 issued by the Company, unless earlier revoked by the
 undersigned in a signed writing delivered to the
 foregoing attorneys-in-fact.

For good and valuable consideration, the receipt and
 sufficiency of which is hereby acknowledged, the
 undersigned, to the fullest extent permitted by law:
(i) agrees to hold the attorneys-in-fact and the
Company harmless from all liability, loss, cost,
damage or expense of any nature, including reasonable
 attorneys' fees and expenses sustained or incurred
 by the attorneys-in-fact or Company in connection with
 the performance, or non-performance, of the actions
 described in paragraphs (1) - (4) above; and (ii)
 irrevocably releases and waives any and all claims
 (in law or equity) against the attorneys-in-fact
and the Company, and all of their respective heirs,
 estates, successors and assigns, as the case may be,
 relating to the performance, or non-performance, of
 the actions described in paragraphs (1) - (4) above.

IN WITNESS WHEREOF, the undersigned has caused this
 Power of Attorney to be executed as of the 22nd day
 of January, 2009.
..

  /s/ Gary J. Ortale
 Print Name:   Gary J. Ortale